Exhibit 10.10

PROSPECT ACQUISTION CORP.

July 30, 2007

Teleos Management, L.L.C.
695 East Main Street
Stamford, CT 06901

LLM Capital Partners LLC
30 Rowes Wharf, Suite 480
Boston, MA 02110

Gentlemen:

        This letter will confirm our agreement that, commencing on the effective date ("Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Prospect Acquisition Corp. ("Company") and continuing until the consummation by the Company of a business combination (as described in the Company's IPO prospectus) or the distribution of the trust account (as described in the Company's IPO prospectus) to the Company's public stockholders, each of Teleos Management, L.L.C. and LLM Capital Partners LLC or its affiliates shall make available to the Company certain general and administrative services including utilities and administrative support, as well as the use of certain limited office space, as may be required by the Company from time to time, initially situated at 695 East Main Street, Stamford CT 06901, as provided by Teleos Management, L.L.C., and 30 Rowes Wharf, Suite 480, Boston, MA 02110, as provided by LLM Capital Partners LLC (or any successor location). In exchange therefor, the Company shall pay (i) Teleos Management, L.L.C., or its affiliate, the sum of $4,500 per month and (ii) LLM Capital Partners LLC, or its affiliate, the sum of $3,000 per month, in each case, beginning on the Effective Date and continuing monthly thereafter until consummation of an initial transaction.

Very truly yours,
PROSPECT ACQUISITION CORP.
By:	/s/ DAVID A. MINELLA Name: David A. Minella Title: Chief Executive Officer
AGREED TO AND ACCEPTED BY:
TELEOS MANAGEMENT, L.L.C.
By:	/s/ DANIEL GRESSEL Name: Daniel Gressel Title: Managing Member

AGREED TO AND ACCEPTED BY:
LLM CAPITAL PARTNERS LLC
By:	/s/ F.S. MOSELEY, IV Name: F.S. Moseley, IV Title: Managing Director